Exhibit 1

Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: September 6, 2005

B. F. SAUL REAL ESTATE INVESTMENT TRUST

	/s/ B. Francis Saul II	By:	/s/ B. Francis Saul II
	B. Francis Saul II		B. Francis Saul II, Chairman

B. F. SAUL PROPERTY COMPANY		B. F. SAUL COMPANY

By:	/s/ Ross E. Heasley	By:	/s/ B. Francis Saul II
	Ross E. Heasley, Vice President		B. Francis Saul II, President

VAN NESS SQUARE CORPORATION		WESTMINSTER INVESTING CORPORATION

By:	/s/ B. Francis Saul II	By:	/s/ B. Francis Saul II
	B. Francis Saul II, Chairman		B. Francis Saul II, Chairman and President

DEARBORN, L.L.C.		AVENEL EXECUTIVE PARK PHASE II, L.L.C.

By:	B.F. SAUL REAL ESTATE INVESTMENT TRUST, its sole member	By:	B.F. SAUL REAL ESTATE INVESTMENT TRUST, its sole member

By:	/s/ B. Francis Saul II	By:	/s/ B. Francis Saul II
	B. Francis Saul II, Chairman		B. Francis Saul II, Chairman